EXHIBIT 10.3

                              CONSULTING AGREEMENT

     CONSULTING AGREEMENT dated as of August 26, 2002 (this "Agreement") by and between NetCare Health Group, Inc., a Delaware corporation having its principal place of business at 362 Industrial Park, Unit 6, Middletown, Connecticut 06457 (the "Company"), and Phyllis Schonbrun, an individual (the "Consultant").

                               W I T N E S S E T H

     WHEREAS, the Company wishes to retain Consultant to provide the Company with certain consulting services and consultant is willing to provide such consulting services, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

     Section 1.     Retention of the Consultant.  The Company hereby retains and
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engages  the  Consultant,  and the Consultant hereby accepts such engagement, in each  case  subject  to  the  terms  and  conditions  of  this  Agreement.

     Section  2.     Services.
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          (a)     On  the  terms and subject to the conditions herein contained, the Company hereby engages Consultant as a consultant, and Consultant hereby accepts such engagement.

          (b) With regard to operations, strategic planning and business development, the Consultant shall consult with the Company regarding:

     (i)  developing  new  sources  of  business;
     (ii) identifying and analyzing possible strategic alliances with assisted living community centers, nursing homes and others;
     (iii) evaluation and analysis of the Company's marketing plans and new products and services;
     (iv) review of the business plans for the Company, including the review of budgets and projections;
     (v) a detailed evaluation of the Company's competition in new and existing markets;
     (vi) analysis of information on a periodic basis concerning the financial performance of the Company and the markets in which it operates;
    (vii) identification of suitable merger and acquisition candidates; and
   (viii) such other aspects of the business of the Company as Consultant and the Company may agree from time to time.

          (c) In connection with any proposal made by the Consultant pursuant to this Agreement, the Company and the Consultant acknowledge that the Company shall not be obligated to accept such proposal or further obligate itself hereunder. Any arrangement or agreement between the Company and a third party shall be evidenced by an agreement duly authorized and executed by the Company.
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     Section  3.     Compensation.  The  Company agrees to pay to the Consultant
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$212,500  as  compensation  for the services specified in Section 2 hereof.  The
Company acknowledges that it does not currently have the financial ability to pay for the Consultant's services in cash. Therefore, in lieu of such cash payment and in consideration of the services to be rendered by the Consultant, pursuant to this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Company, the Company, concurrently with the execution hereof, shall issue to the Consultant eight million five hundred thousand (8,500,000) shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), which includes payment by the Consultant to the Company of the par value of the Shares. The Shares shall be issued in full upon acceptance of this agreement. Such shares shall be registered with the SEC on a Form S-8 Registration Statement within 90 days from the date of this Agreement.

     Section  4.     Confidentiality;  Non-Competition.  The  Consultant
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acknowledges that in the course of her engagement, she will become familiar with trade secrets and other confidential information (collectively, "Confidential Information") concerning the Company. The Consultant agrees that she shall retain the Confidential Information in strict confidence and not disclose to any third party any or all of the Confidential Information without the express written prior consent of the Company. Furthermore, the Consultant agrees that during the Term (as defined below) and for a period of one year thereafter neither she nor any affiliate or family member shall directly or indirectly, for their account or on behalf of any other party, whether as an employer, employee, consultant, manager, member, agent, broker, contractor, stockholder, director, officer, investor, owner, lender, partner, joint venturer, franchisor, franchisee, licensor, licensee, sales representative, distributor or otherwise, or through any business entity or vehicle whatsoever: (i) conduct, advise or render services to any business activity in competition with the Company or (ii) solicit, hire or retain any employee or consultant of the Company or its affiliates, or persuade or entice any employee or consultant of the Company to leave the employ of the Company or its affiliates.

     The Consultant agrees and acknowledges that, in the event of a threatened breach or default, or a breach or default, by the Consultant of the terms and conditions of this Section 4 of this Agreement, the Company would be irreparably harmed and thus will not have an adequate remedy at law. In the event of any such breach or default the Company shall be entitled to institute and prosecute proceedings in any federal or state court of competent jurisdiction to enforce the specific performance of the terms and conditions of this Section 4 and to enjoin further violations of the provisions of this Agreement. Such remedies shall however be cumulative and not exclusive and shall be in addition to any other remedies to which the Company may have.

     Section  5.     Term.  This  Agreement  shall  be  for  a  term of one year
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commencing  on  the  date  hereof  (the  "Term").

     Section  6.     Representations  and  Warranties  of  the  Consultant.
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     (a)     The  Consultant  represents and warrants to the Company that she is not acquiring the Shares with a view to, or for resale in connection with, any distribution in violation of the Securities Act.

     (b)     The  Consultant  represents  and  warrants  to  the  Company  that:

     (i)  she  is  a  natural  person;
     (ii) she shall provide bonafide services to the Company pursuant to this Agreement; and
     (iii) the services to be provided pursuant to this Agreement are not in connection with the offer or sale of securities and do not directly or indirectly promote or maintain a market for the Company's securities.

     Section  7.     Indemnification.
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     The  Company  agrees  to indemnify and hold harmless the Consultant and her affiliates against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing or defending any such action, proceeding or investigation (whether or not in connection with litigation to which the Consultant is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with information provided by the Company which contains a material misrepresentation or material omission in connection with the provision of services by the Consultant under this Agreement; provided,
                                                                       ---------
however,  such  indemnity  agreement  shall not apply to any portion of any such
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loss,  claim,  damage,  obligation,  penalty,  judgment, award, liability, cost, expense or disbursement to the extent it is found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Consultant. The Company also agrees that the Consultant shall not have any liability (whether direct or indirect in contract or tort or otherwise) to the Company or to any person (including, without limitation, Company shareholders) claiming through the Company for or in connection with the engagement of the Consultant, except to the extent that any such liability results from the Consultant's gross negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

     Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the
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Indemnifying  Party  of  its obligations under this Section 7.  Each Indemnified
Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and any litigation resulting therefrom.

     Section  8.     Governing  Law.  This  Agreement  shall be governed by, and
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construed  in  accordance with, the laws of the State of New York without regard to  the  conflict  of  law  principles  thereof.

     Section  9.     Entire  Agreement; Amendments.  This Agreement contains the
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entire  agreement  and  understanding  between  the  parties  and supersedes and preempts any prior understanding or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Consultant.

     Section  10.     Successors  and  Assigns;  No  Assignment.  This Agreement
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shall  be binding upon, inure to the benefit of, and shall be enforceable by the
Consultant and the Company and their respective successors and permitted assigns. The Consultant acknowledges that the services to be rendered by her under this Agreement are unique and personal. Accordingly, the Consultant shall not assign any of her rights or delegate any of her duties or obligations under this Agreement.

     Section  11.     Notices.  All  notices and other communications under this
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Agreement  shall  be  in  writing  and  shall be deemed effective and given upon actual delivery if presented personally, one business day after the date sent if sent by prepaid telegram, overnight courier service, telex or facsimile transmission or five business days if sent by registered or certified mail, return receipt requested, postage prepaid which shall be addressed to the following addresses:

      If  to  the  Company:   NetCare  Health  Group,  Inc.
                              362  Industrial  Park,  Unit  6
                              Middletown,  Connecticut  06457
                              Attention:  Chief  Executive  Officer
                              Telephone:  (800)  281-1231
                              Facsimile:   (860)  635-5779

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      If  to  the  Consultant:Phyllis  Schonbrun
                              c/o  Mintz  &  Fraade
                              488  Madison  Avenue
                              New  York,  NY  10022
                              Telephone:  (212)  486-2500
                              Facsimile:  (212)  486-0701

     Section  12.     Severability.  If  any  provision of this Agreement or the
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application  of  any  provision  to  any  person  or  circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     Section 13.     Section and Other Headings.  The section headings contained
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in  this  Agreement  are for reference purposes only and shall not affect in any way  the  meaning  or  interpretation  of  this  Agreement.

     Section 14.     Counterparts.  This Agreement may be executed in any number
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of  counterparts  and by facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement.

     Section  15.     Independent  Contractor.  The  Consultant  agrees  and
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acknowledges  that  she  is  solely responsible to pay all of her own taxes with respect to the issuance of the Shares to the Consultant hereunder. The Consultant shall not be entitled to receive, and shall not receive, any other benefits of employment from the Company, including, without limitation, disability insurance, worker's compensation or any other benefits incidental to any employer-employee relationship; it being the intention and agreement of the parties hereto that the Consultant's relationship with the Company is that of an independent contractor. Furthermore, this Agreement shall not be construed to create between the Company and the Consultant the relationship of principal or agent, joint venturers, co-partners or employer and employee, the existence of which is hereby expressly denied by the Company and the Consultant. The Consultant shall not be an agent of the Company for any purposes whatsoever and the Consultant shall have any right or authority to bind the Company or create any obligations, express or implied, on behalf of or in the name of the Company.

Section  16.     No  Conflicting Agreements.  The Consultant represents that she
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is  not  a party to any other agreement or arrangement which would conflict with or interfere with the performance of her duties or obligations under this Agreement.
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     IN  WITNESS  WHEREOF, the parties hereto have executed this Agreement as of the  date  first  written  above.


                              NETCARE  HEALTH  GROUP,  INC.



                              By:  /s/ Michael Kang
                                   ___________________
                                   Name:     Michael  Kang
                                   Title:     Chief  Executive  Officer




                              By:  /s/ Phyllis Schonbrun
                                   ___________________________

                                   Name:     Phyllis  Schonbrun
                                   Title:     Consultant